UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

DOLPHIN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-38331	86-0787790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (305) 774 -0407

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Amendment of Previously Issued Promissory Notes

As previously disclosed, Dolphin Entertainment, Inc. (the “Company”) issued three promissory notes (as amended, the “Promissory Notes”) to an existing investor of the Company. On January 13, 2025, the Company and the holder agreed to amend the Promissory Notes (the “Second Amendments”) to (i) extend the maturity date of the Promissory Notes to January 13, 2027 and (ii) lower the minimum conversion price to $1.00 per share. Per the terms of the Second Amendments, the Holder may convert the $1,500,000 outstanding principal balance of the Promissory Notes and the accrued interest thereon into an amount of shares of the Company’s common stock (“Common Stock”) equal to the quotient obtained by dividing (i) the principal and interest being converted by (ii) the 90-trading day average price per share of Common Stock as of the date of the existing stockholder’s notice of Conversion, but in no event shall the conversion price be less than $1.00.

The foregoing description of the Promissory Notes and the Second Amendments does not purport to be complete and is qualified in its entirety by reference to the Form of Convertible Promissory Note, attached as Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2024 and the Form of Second Amendment attached hereto as Exhibit 10.1, which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Second Amendment to Promissory Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: January 17, 2025	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer